Exhibit 10.1

Amendment No. 1 dated March 1, 2021 (this “Amendment”) to the EXECUTIVE SERVICES CONSULTING AGREEMENT (the “ESCA”), dated as of August 31, 2020, is entered into between SolarWindow Technologies, Inc., a Nevada corporation (the “Company”) and John Rhee, an individual residing in the Republic of Korea (“Consultant”). The Company and Consultant are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, Consultant is currently serving as a member of the Company's Board of

Directors (the “BOD”), a member of the Board of Directors and as the President of the Company’s indirect wholly-owned subsidiary SolarWindow Asia Ltd.;

WHEREAS, the BOD appointed Consultant to the office of President of the Company effective March 1, 2021; and

WHEREAS, the Parties deem it to be in their respective best interest to amend the ESCA on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        This Amendment shall be effective March 1, 2021, 12 a.m. Eastern Standard Time (the “Amendment Effective Date).

2.       Section 1.2 of the ESCA is hereby deleted and following substituted in lieu thereof:

“1.2 Engagement. The Consultant, is hereby engaged to perform the services as more fully set forth in the Services Rider to this Agreement attached hereto as Exhibit 1.1 (the "Services Rider") and made a part hereof (collectively, the “Services”). Consultant shall report to, and be directed by, the Company's Chief Executive Officer (the “CEO”), the BOD or such other person(s) as the CEO or the BOD may designate from time to time (the “Supervising Person”).”

3.       Exhibit 1.1 to the ESCA is hereby amended by adding the following clause (g) after clause (f) in Section 1 thereof:

“In addition to the foregoing, Consultant shall also serve as the Company’s President, reporting to those persons described in Section 1.2 of the Consulting Agreement, and having the duties and responsibilities typically associated with such office, including without limitation:

  Guiding and leading managers;
  Implementing the company strategy;
  Providing recommendations to the BOD;
  Reporting feedback to the board of directors;
  Assisting with budgeting and finances;
  Overseeing the effective implementation of the Company policies;
  Executing on mergers, joint ventures and other strategic transactions.”

4.       Exhibit 4.1 to the ESCA is hereby amended by deleting the reference to “US$10,000” in Section 1 thereof and substituting “US$22,000” in lieu thereof.

5.       Except as specifically amended by this Amendment, the terms, conditions and provisions of the ESCA remain in full force and effect.

IN WITNESS WHEREOF, the Parties have duly approved, executed and delivered this Agreement as of the Amendment Effective Date.

THE COMPANY:

SolarWindow Technologies, Inc.

By: /s/ Jatinder S. Bhogal

Name: Jatinder S. Bhogal

Title: Chief Executive Officer

CONSULTANT:

__________________________________

John Rhee